Exhibit 99.1

NEWS RELEASE
Construction Partners, Inc. Announces Fiscal 2022 Second Quarter Results
Revenue Growth of 36% Compared to Second Quarter Last Year
Record Backlog of $1.28 Billion
DOTHAN, AL, May 6, 2022 – Construction Partners, Inc. (NASDAQ: ROAD) (“CPI” or the “Company”), a vertically integrated civil infrastructure company specializing in the construction and maintenance of roadways across five southeastern states, today reported financial and operating results for the fiscal second quarter ended March 31, 2022.
Fred J. (Jule) Smith, III, the Company’s President and Chief Executive Officer, said, “Second quarter revenue increased approximately 36 percent compared to the same quarter last year. We are pleased with the mix of growth for the quarter, with organic revenue growth of approximately 19 percent and acquisitive growth of approximately 17 percent. This strong performance is evidence of the robust demand for infrastructure services throughout our end markets in both the public and private sectors. In addition, project backlog of $1.28 billion at March 31, 2022 was the largest in company history. More importantly, our backlog margins continue to grow, and we anticipate that this healthy backlog margin growth will mean higher future profit margins as backlog is converted. Taken together, this strong top line performance, record backlog and expanding backlog margins position CPI for continued growth in the second half of our fiscal year with strong momentum moving into fiscal 2023.”
Revenues for the second fiscal quarter of 2022 were $243.4 million, an increase of 35.9% compared to the second quarter of last year. Gross profit was $12.5 million in the second fiscal quarter of 2022, a decrease of 30.9% compared to the second fiscal quarter of last year.
General and administrative expenses for the second fiscal quarter of 2022 were $25.0 million, compared to general and administrative expenses of $24.5 million in the second fiscal quarter of 2021 and $25.0 million in the first fiscal quarter of 2022.
On a GAAP basis, the Company had a net loss of $9.4 million in the second fiscal quarter, compared to a net loss of $4.9 million in the second fiscal quarter of 2021.
Adjusted EBITDA(1) for the second fiscal quarter of 2022 was $7.8 million, compared to $11.0 million for the second fiscal quarter of last year.
Project backlog was $1.28 billion at March 31, 2022 compared to $1.09 billion at December 31, 2021 and $773.3 million at March 31, 2021.
Smith continued, “During the quarter, we experienced an unprecedented inflationary cost environment that negatively impacted profitability, primarily due to the rapid increase in energy costs driven largely by the invasion of Ukraine. We have taken immediate action in response by raising equipment rates used in bids to cover the new market prices of diesel and other fuels, we are incorporating additional contingencies into project bids, and we have begun implementing diesel fuel index mechanisms with customers and suppliers where possible. While we experienced a significant impact in the quarter related to these cost increases, that impact will lessen in the second half of our fiscal year. CPI’s business model of shorter duration projects creates higher turnover in backlog, and we have already converted nearly half of the $1 billion dollar backlog with which we began the fiscal year. New project backlog margins continue to increase, and we anticipate that profit margins will further improve as higher-margin backlog is converted.
“It is also important to recognize the more than 3,500 CPI employees throughout the Southeast for their continued focus on safety at our jobsites, managing record growth in operations, and perseverance in dealing with the continued supply and labor challenges of the U.S. economy. I am thankful for their hard work and operational excellence every day in pursuit of our strategic goals to enhance value for all of our stakeholders,” added Smith.
(1) Adjusted EBITDA is a financial measure not presented in accordance with generally accepted accounting principles (“GAAP”). Please see “Reconciliation of Non-GAAP Financial Measures” at the end of this press release.

Fiscal Year 2022 Outlook
The Company has updated its full-year 2022 guidance to reflect the strong project demand environment and to reflect the continued inflation and elevated energy costs that it believes will persist during the fiscal year. The Company’s outlook for fiscal year 2022 with regard to revenue, net income and Adjusted EBITDA is as follows:
•Revenue in the range of $1.15 billion to $1.20 billion
•Net income in the range of $14.5 million to $25.3 million
•Adjusted EBITDA(1) in the range of $105.0 million to $120.3 million
Ned N. Fleming, III, the Company’s Executive Chairman, stated, “Despite unprecedented economic challenges impeding profitability in the first half of the year, CPI has achieved significant revenue growth, both organic and acquisitive. I am proud of the Company’s leadership in an uncertain inflationary cost environment to manage through these short-term challenges and grow backlog with a higher margin profile. The opportunity for continued growth and expansion of the Company represents the best longer-term visibility we have seen in the Company’s more than 20-year history. We believe Construction Partners is well positioned to capitalize on future infrastructure demand that the $1.2 trillion infrastructure bill will create over the next decade. CPI will participate in many different types of projects to be funded under this bill, including roads, bridges, airports, ports, and railroad infrastructure investments. Continued organic growth, coupled with strategic acquisitions, will further expand CPI’s relative market share and overall scale across our geographic footprint.”
Conference Call
The Company will conduct a conference call today at 9:00 a.m. Central Time to discuss financial and operating results for the quarter ended March 31, 2022. To access the call live by phone, dial (412) 902-0003 and ask for the Construction Partners call at least 10 minutes prior to the start time. A telephonic replay will be available through May 13, 2022 by calling (201) 612-7415 and using passcode ID: 13727961#. A webcast of the call will also be available live and for later replay on the Company’s Investor Relations website at www.constructionpartners.net.
About Construction Partners, Inc.
Construction Partners, Inc. is a vertically integrated civil infrastructure company operating across five southeastern states, with 57 hot-mix asphalt plants, 14 aggregate facilities and one liquid asphalt terminal. Publicly funded projects make up the majority of its business and include local and state roadways, interstate highways, airport runways and bridges. The majority of the Company’s public projects are maintenance-related. Private sector projects include paving and sitework for office and industrial parks, shopping centers, local businesses and residential developments. To learn more, visit www.constructionpartners.net.
Cautionary Note Regarding Forward-Looking Statements
Certain statements contained herein that are not statements of historical or current fact constitute “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934. These statements may be identified by the use of words such as “may,” “will,” “expect,” “should,” “anticipate,” “intend,” “project,” “outlook,” “believe” and “plan.” The forward-looking statements contained in this press release include, without limitation, statements related to financial projections, future events, business strategy, future performance, future operations, backlog, financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management. These and other forward-looking statements are based on management’s current views and assumptions and involve risks and uncertainties that could significantly affect expected results. Important factors could cause actual results to differ materially from those expressed in the forward-looking statements, including, among others: our ability to successfully manage and integrate acquisitions; failure to realize the expected economic benefits of acquisitions, including future levels of revenues being lower than expected and costs being higher than expected; failure or inability to implement growth strategies in a timely manner; declines in public infrastructure construction and reductions in government funding, including the funding by transportation authorities and other state and local agencies; risks related to our operating strategy; competition for projects in our local markets; risks associated with our capital-intensive business; government requirements and initiatives, including those related to funding for public or infrastructure construction, land usage and environmental, health and safety matters; unfavorable economic conditions and restrictive financing markets; our ability to obtain sufficient bonding capacity to undertake certain projects; our ability to accurately estimate the overall risks, requirements or costs when we bid on or negotiate contracts that are ultimately awarded to us; the cancellation of a significant number of contracts or our disqualification from bidding for new contracts; risks related to adverse weather conditions; our substantial indebtedness and the restrictions imposed on us by the terms thereof; our ability to maintain favorable relationships with third parties that supply us with equipment and essential supplies; our ability to retain key personnel and maintain satisfactory labor relations; property damage, results of litigation and other claims and insurance coverage issues; risks related to our information technology systems and infrastructure; our ability to maintain effective internal control over financial reporting; risks from the COVID-19 pandemic, and the risks, uncertainties and factors set forth under “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and its subsequently filed Quarterly Reports on Form 10-Q. Forward-looking statements speak only as of the date they are made. The Company assumes no obligation to update forward-looking statements to reflect actual results, subsequent events, or circumstances or other changes affecting such statements except to the extent required by applicable law.
Contacts:
Rick Black / Ken Dennard
Dennard Lascar Investor Relations
ROAD@DennardLascar.com
(713) 529-6600
- Financial Statements Follow –

Construction Partners, Inc.
Consolidated Statements of Income
(unaudited, in thousands, except share and per share data)

	For the Three Months Ended March 31,		For the Six Months Ended March 31,
	2022	2021	2022	2021
Revenues	$243,385	$179,112	528,349	$370,041
Cost of revenues	230,888	161,040	482,888	321,375
Gross profit	12,497	18,072	45,461	48,666
General and administrative expenses	(25,000)	(24,475)	(49,946)	(44,559)
Gain on sale of equipment, net	1,014	9	1,455	342
Operating income (loss)	(11,489)	(6,394)	(3,030)	4,449
Interest expense, net	(859)	(298)	(2,123)	(766)
Other income	43	244	159	409
Income (loss) before provision for income taxes and earnings from investment in joint venture	(12,305)	(6,448)	(4,994)	4,092
Provision for income taxes	(2,887)	(1,513)	(1,087)	1,167
Earnings from investment in joint venture	—	—	—	11
Net income (loss)	(9,418)	(4,935)	(3,907)	2,936
Other comprehensive income, net of tax
Unrealized gain on interest rate swap contract, net	5,580	—	7,025	—
Unrealized loss on restricted investments, net	(122)	—	(122)	—
Other comprehensive income	5,458	—	6,903	—
Comprehensive income (loss)	$(3,960)	$(4,935)	$2,996	$2,936

Net income (loss) per share attributable to common stockholders:
Basic	$(0.18)	$(0.10)	$(0.08)	$0.06
Diluted	$(0.18)	$(0.10)	$(0.08)	$0.06

Weighted average number of common shares outstanding:
Basic	51,793,443	51,686,652	51,744,052	51,586,846
Diluted	51,793,443	51,686,652	51,744,052	51,673,582

Construction Partners, Inc.
Consolidated Balance Sheets
(in thousands, except share and per share data)

	March 31,	September 30,
	2022	2021
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$29,608	$57,251
Restricted cash	1,721	—
Contracts receivable including retainage, net	170,739	158,170
Costs and estimated earnings in excess of billings on uncompleted contracts	24,409	23,023
Inventories	69,500	53,792
Prepaid expenses and other current assets	17,982	7,790
Total current assets	313,959	300,026
Property, plant and equipment, net	454,630	404,832
Operating lease right-of-use assets	11,508	6,535
Goodwill	132,789	85,422
Intangible assets, net	3,986	4,163
Investment in joint venture	108	108
Restricted investments	6,203	—
Other assets	14,392	5,534
Total assets	$937,575	$806,620
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$87,323	$86,390
Billings in excess of costs and estimated earnings on uncompleted contracts	46,441	33,719
Current portion of operating lease liabilities	2,078	1,395
Current maturities of long-term debt	10,000	10,000
Accrued expenses and other current liabilities	16,832	26,459
Total current liabilities	162,674	157,963
Long-term liabilities:
Long-term debt, net of current maturities and deferred debt issuance costs	317,303	206,175
Operating lease liabilities, net of current portion	9,631	5,302
Deferred income taxes, net	19,527	17,362
Other long-term liabilities	13,338	10,919
Total long-term liabilities	359,799	239,758
Total liabilities	522,473	397,721
Commitments and contingencies
Stockholders’ equity:
Preferred stock, par value $0.001; 10,000,000 shares authorized at March 31, 2022 and September 30, 2021 and no shares issued and outstanding	—	—
Class A common stock, par value $0.001; 400,000,000 shares authorized, 41,193,222 shares issued and 41,192,039 shares outstanding at March 31, 2022, and 36,600,639 shares issued and outstanding at September 30, 2021	41	37
Class B common stock, par value $0.001; 100,000,000 shares authorized, 14,275,867 shares issued and 11,352,915 outstanding at March 31, 2022 and 18,614,791 shares issued and 15,691,839 outstanding at September 30, 2021	15	19
Additional paid-in capital	251,817	248,571
Treasury stock, at cost, 1,183 shares of Class A common stock, par value $0.001	(39)	—
Treasury stock, at cost, 2,922,952 shares of Class B common stock, par value $0.001	(15,603)	(15,603)
Accumulated other comprehensive income (loss), net	6,880	(23)
Retained earnings	171,991	175,898
Total stockholders’ equity	415,102	408,899
Total liabilities and stockholders’ equity	$937,575	$806,620

Construction Partners, Inc.
Consolidated Statements of Cash Flows
(unaudited, in thousands)

	For the Six Months Ended March 31,
	2022	2021
Cash flows from operating activities:
Net income (loss)	$(3,907)	$2,936
Adjustments to reconcile net income to net cash, cash equivalents and restricted cash provided by operating activities:
Depreciation, depletion, accretion and amortization of long-lived assets	33,047	23,385
Amortization of deferred debt issuance costs and debt discount	128	127
Unrealized gain on derivative instruments	(2,130)	(2,377)
Provision for bad debt	130	361
Gain on sale of equipment, net	(1,455)	(342)
Equity-based compensation expense	3,246	855
Earnings from investment in joint venture	—	(11)
Distribution of earnings from investment in joint venture	—	100
Deferred income tax benefit	(245)	—
Other non-cash adjustments	39	(24)
Changes in operating assets and liabilities, net of acquisition:
Contracts receivable including retainage	(3,821)	6,263
Costs and estimated earnings in excess of billings on uncompleted contracts	(1,261)	(9,802)
Inventories	(13,665)	(3,482)
Prepaid expenses and other current assets	(8,150)	(4,343)
Other assets	350	(1,275)
Accounts payable	(2,426)	(2,464)
Billings in excess of costs and estimated earnings on uncompleted contracts	12,304	(7,261)
Accrued expenses and other current liabilities	(11,957)	(8)
Other long-term liabilities	3,067	(240)
Net cash provided by operating activities, net of acquisitions	3,294	2,398
Cash flows from investing activities:
Purchases of property, plant and equipment	(34,703)	(26,898)
Proceeds from sale of equipment	3,777	927
Business acquisitions, net of cash acquired	(102,893)	(84,494)
Purchase of restricted investments	(6,358)	—
Net cash used in investing activities	(140,177)	(110,465)
Cash flows from financing activities:
Proceeds from revolving credit facility	116,000	—
Repayments of long-term debt	(5,000)	(6,500)
Purchase of treasury stock	(39)	—
Net cash provided by (used in) financing activities	110,961	(6,500)
Net change in cash and cash equivalents	(25,922)	(114,567)
Cash, cash equivalents and restricted cash:
Cash, cash equivalents and restricted cash, beginning of period	57,251	148,316
Cash, cash equivalents and restricted cash, end of period	$31,329	$33,749

Supplemental cash flow information:
Cash paid for interest	$3,375	$1,303
Cash paid for income taxes	$1,076	$3,318
Operating lease right-of-use assets obtained in exchange for operating lease liabilities	$5,983	$615
Cash paid for operating lease liabilities	$1,144	$1,234
Non-cash items:
Property, plant and equipment included with accounts payable at period end	$1,042	$1,663
Non-compete agreements to seller in business combination	$—	$1,700
Amounts payable to seller in business combination	$600	$250

Reconciliation of Non-GAAP Financial Measures

Adjusted EBITDA represents net income before, as applicable from time to time, (i) interest expense, net, (ii) provision (benefit) for income taxes, (iii) depreciation, depletion and amortization of long-lived assets, (iv) equity-based compensation expense, (v) loss on the extinguishment of debt, (vi) certain management fees and expenses and (vii) nonrecurring legal settlement costs and associated legal expenses unrelated to the Company’s core operations. Adjusted net income (loss) represents net income (loss) before nonrecurring legal settlement costs and associated legal expenses unrelated to the Company’s core operations, net of tax impact. These metrics are supplemental measures of our operating performance that are neither required by, nor presented in accordance with, GAAP. These measures have limitations as analytical tools and should not be considered in isolation or as an alternative to net income (loss) or any other performance measure derived in accordance with GAAP as an indicator of our operating performance. We present Adjusted EBITDA and Adjusted net income (loss) because management uses these measures as key performance indicators, and we believe that securities analysts, investors and others use these measures to evaluate companies in our industry. Our calculation of these measures may not be comparable to similarly named measures reported by other companies. Potential differences may include differences in capital structures, tax positions and the age and book depreciation of intangible and tangible assets.

The following tables present a reconciliation of net income (loss), the most directly comparable measure calculated in accordance with GAAP, to Adjusted EBITDA for the periods presented:

Construction Partners, Inc.
Net Income to Adjusted EBITDA Reconciliation
Fiscal Quarters Ended March 31, 2022 and 2021
(unaudited, in thousands)

	For the Three Months Ended March 31,
	2022	2021
Net income (loss)	$(9,418)	$(4,935)
Interest expense, net	859	298
Provision for income taxes	(2,887)	(1,513)
Depreciation, depletion and amortization of long-lived assets	17,144	12,291
Equity-based compensation expense	1,742	460
Management fees and expenses (1)	384	521
Settlement of legal claim and associated legal expenses (2)	—	3,876
Adjusted EBITDA	$7,824	$10,998

(1) Reflects fees and reimbursement of certain out-of-pocket expenses under a management services agreement with an affiliate of SunTx Capital Partners, the Company’s controlling stockholder.
(2) Reflects legal expenses associated with a settlement agreement entered into in April 2021 unrelated to the Company’s core operations.

Construction Partners, Inc.
Net Income to Adjusted EBITDA Reconciliation
Fiscal Year 2022 Updated Outlook
(unaudited, in thousands)

	For the Fiscal Year Ending September 30, 2022
	Low	High
Net income (loss)	$14,500	$25,300
Interest expense, net	7,300	7,400
Provision for income taxes	5,000	8,700
Depreciation, depletion and amortization of long-lived assets	69,500	70,200
Equity-based compensation expense	7,000	7,000
Management fees and expenses (1)	1,700	1,700
Adjusted EBITDA	$105,000	$120,300

(1) Reflects fees and reimbursement of certain out-of-pocket expenses under a management services agreement with an affiliate of SunTx Capital Partners, the Company’s controlling stockholder.